EXHIBIT 99.4

CONSENT OF MADISON WILLIAMS AND COMPANY

We hereby consent to the references to us under the captions “Summary—Financial Advisors —Resaca Financial Advisor,” “The Merger — Background of the Merger,” “ — Resaca’s Reasons for the Merger and the Share Issuances” and “ — Analysis of Financial Advisor to the Resaca Board of Directors,” in this Amendment No. 5 to Registration Statement No. 333-162652 of Resaca Exploitation, Inc.

/s/ Sylvia K. Barnes
Sylvia K. Barnes
Madison Williams and Company
Houston, Texas
April 27, 2010